Filed Pursuant to Rule 424(b)(3)
Registration No. 333-270708

PROSPECTUS SUPPLEMENT

(to Prospectus dated March 20, 2023)

BJ’S Restaurants, Inc.

3,359,664 Shares of Common Stock

Warrants to Purchase 876,949 Shares of Common Stock

876,949 Shares of Common Stock Underlying the Warrants

This prospectus supplement relates to the possible resale, from time to time, by the selling shareholders named in this prospectus supplement, of (i) up to 3,359,664 shares of our common stock, (ii) warrants to purchase up to 876,949 shares of our common stock, at an exercise price of $26.94 per share, and (iii) up to 876,949 shares of our common stock issuable upon exercise of the warrants. In each case, the number of shares is subject to adjustment for stock splits, stock dividends or similar transactions, or the anti-dilution provisions contained in the warrants.

We will not receive any proceeds from the sale of shares of our common stock or warrants covered by this prospectus supplement. The selling shareholders from time to time may offer and sell the common stock and warrants held by them and covered by this prospectus supplement directly or through agents or broker-dealers on terms to be determined at the time of sale, as described in more detail in the section of this prospectus supplement entitled “Plan of Distribution.”

In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares of our common stock registered by this registration statement shall be increased automatically to cover additional shares.

Our common stock is listed on The Nasdaq Global Select Market, or Nasdaq, under the symbol “BJRI”. On March 17, 2023, the last reported sale price of our common stock on Nasdaq was $29.52 per share.

Investing in our securities involves certain risks. See “Risk Factors” on page S-4 of this prospectus supplement and other information included and incorporated by reference in this prospectus supplement and accompanying prospectus, for a discussion of the factors that you should carefully consider before deciding to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 22, 2023

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of an automatic shelf registration statement on Form S-3 (File No. 333-270708) that we filed with the Securities and Exchange Commission (the “SEC”) on March 21, 2023, as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act, using a “shelf” registration process. Under such shelf registration process, we may sell shares of our common stock, preferred stock, warrants, depositary shares and units under the prospectus included in the registration statement from time to time at prices and on terms to be determined by market conditions at the time of the offering.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of common stock and warrants by the selling shareholders and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

Neither we nor the selling shareholders have authorized any other party to provide you with different information other than the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus, or in any free writing prospectus we may authorize to be delivered to you. Neither we nor the selling shareholders take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

Before purchasing any securities, you should carefully read both this prospectus supplement, the accompanying base prospectus and any free writing prospectus, together with the additional information described under the heading “Incorporation of Certain Documents by Reference.” You should assume that the information contained in this prospectus supplement, the accompanying base prospectus or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement and the accompanying prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

This prospectus supplement, the accompanying base prospectus or any free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. The selling shareholders are not making offers to sell any securities described in this prospectus supplement in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. For investors outside of the United States, neither we nor the selling shareholders have taken any action to permit this offering or possession or distribution of this prospectus supplement and accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves, and observe any restrictions relating to, the offering of the securities under this prospectus and the distribution of this prospectus outside the United States.

In this prospectus supplement, references to the “company,” “BJ’s,” “we,” “us” and “our” or similar terms are to BJ’s Restaurants, Inc., a California corporation, and its operating subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, including the “Risk Factors” section contained in this prospectus supplement beginning on page S-3 and the other documents incorporated by reference into this prospectus supplement.

Securities offered by the selling shareholders

The securities offered by the selling shareholders by this prospectus supplement include:

•  up to 3,359,664 shares of common stock;

•  warrants to purchase up to 876,949 additional shares of common stock; and

•  the shares of common stock issuable upon the exercise of the warrants.

Common stock outstanding	23,529,573 shares as of March 17, 2023.

Use of Proceeds	We will not receive any of the proceeds from the sale of shares of our common stock or warrants by the selling shareholders. See “Use of Proceeds.”

Risk Factors	See “Risk Factors” beginning on page S-4 of this prospectus supplement, on page 3 of the accompanying prospectus and in the documents incorporated by reference herein and therein for a discussion of factors you should consider carefully before investing in our common stock.

NASDAQ Ticker	Our common stock is listed on the NASDAQ under the symbol “BJRI”

Our principal executive offices are located at 7755 Center Avenue, Suite 300, Huntington Beach, California 92647, and our telephone number is (714) 500-2400.

RISK FACTORS

An investment in our common stock involves risk. Before making any investment decision, you should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus supplement and accompanying prospectus, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K for the fiscal year ended January 3, 2023, filed with the SEC on February 28, 2023, as updated by our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

CAUTIONARY STATEMENT REGARDING USE OF FORWARD LOOKING STATEMENTS

Certain matters discussed in this prospectus supplement and in other public disclosures, both written and oral, may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. Words or phrases such as “believe,” “plan,” “will likely result,” “expect,” “intend,” “will continue,” “is anticipated,” “estimate,” “project,” “may,” “could,” “would,” “should” and similar expressions used in this prospectus supplement or in any applicable supplement that do not relate to historical facts are intended to identify forward-looking statements.

The forward-looking statements in this prospectus supplement or incorporated into this prospectus supplement by reference are not representations or guarantees of future performance and involve certain risks, uncertainties and assumptions. Many of such factors are beyond our control and are difficult to predict. As a result, our future actions, financial position, results of operations and the market price for our securities could differ materially from those expressed in any forward-looking statements. Readers are therefore cautioned not to place undue reliance on forward-looking statements. Such forward-looking statements speak only as of the date of this prospectus or, in the case of any prospectus supplement or document incorporated by reference, as of the date of that prospectus supplement or document. We also do not intend to publicly update any forward-looking statements that may be made from time to time by us or on our behalf, whether as a result of new information, future events or otherwise, except as required by law and we expressly disclaim any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

USE OF PROCEEDS

All of the securities offered by this prospectus supplement are being sold by the selling shareholders. Accordingly, we will not receive any proceeds from the sale of shares of common stock or warrants by the selling shareholders.

We will pay all expenses of the registration of the securities pursuant to this prospectus supplement, including, without limitation, registration filing fees, fees and expenses of our counsel and independent registered public accountants, and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling shareholders will pay all underwriting discounts and selling commissions, if any, as well as certain legal fees above a negotiated amount and any stock transfer taxes.

SELLING SHAREHOLDERS

This prospectus supplement relates to the possible resale, from time to time, by the selling shareholders named in this prospectus supplement, of the following securities which were acquired from us in connection with the previously disclosed private placement completed in May 2020:

•	3,359,664 shares of common stock that are issued and outstanding; and

•

warrants to purchase up to 876,949 shares of common stock and up to 876,949 shares of common stock that may be issued upon exercise of such warrants (subject to adjustment for stock splits, stock dividends).

The securities registered also include an indeterminate number of additional shares that may be issued or issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction, , or, in the case of BJ’s Act III, LLC, by reason of the anti-dilution provisions contained in warrants or the participation rights under the IRA (as defined below).

In connection with the above referenced private placement, we entered into Registration Rights Agreements, each dated May 5, 2020, with each of the selling shareholders pursuant to which we agreed to register for resale the shares of common stock, warrants (if any) and shares of common stock underlying the warrants (if any) acquired by such selling shareholder in the private placement.

The following table sets forth information with respect to the beneficial ownership of common stock and warrants by the selling shareholders, before and after giving effect to this offering by the selling shareholders. Beneficial ownership is determined in accordance with the rules of the SEC. The selling shareholders may from time to time offer for sale all, some or none of the securities shown the following table.

All information with respect to ownership of the selling shareholders has been furnished by or on behalf of the selling shareholders and is as of March 17, 2023. We believe, based on information supplied by the selling shareholders, that except as may otherwise be indicated in the footnotes to the table below, the selling shareholders have sole voting and dispositive power with respect to the common stock reported as beneficially owned by them. Because the selling shareholders may sell all, part or none of the common stock or warrants they hold, no estimates can be given as to the number of shares of common stock that the selling shareholders will hold upon termination of any offering made hereby. In addition, the selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the common stock or warrants they hold in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below. For purposes of the table below, however, we have assumed that after termination of this offering, none of the shares of common stock offered by this prospectus will be held by the selling shareholders.

Except as described in “Relationship with BJ’s Act III, LLC” below, the selling shareholders have not had any position within, held any office of or had any other material relationship with us or our affiliates during the past three years.

Percentage of beneficial ownership is based on 23,529,573 shares of our common stock which were outstanding as March 17, 2023.

	Shares of Common Stock Beneficially Owned Prior to Offering		Shares of Common Stock Underlying Warrants Beneficially Owned Prior to Offering			Shares of Common Stock Beneficially Owned After Offering
Name of Beneficial Owner	Number of Shares	Percentage of Shares Outstanding	Number of Shares	Percentage of Shares Upon Exercise of Warrants(1)	Maximum Number of Shares Maximum of Common Stock Offered	Number of Shares	Percentage of Shares
T. Rowe Price Small-Cap Stock Fund, Inc.(2)	1,090,782	4.6%	—	*	1,090,782	—	*
T. Rowe Price Institutional Small-Cap Stock Fund(2)	559,553	2.4%	—	*	559,553	—	*
T. Rowe Price Spectrum Conservative Allocation Fund(2)	8,932	*	—	*	8,932	—	*
T. Rowe Price Spectrum Moderate Allocation Fund (2)	13,269	*	—	*	13,269	—	*
T. Rowe Price Spectrum Moderate Growth Allocation Fund (2)	25,558	*	—	*	25,558	—	*
T. Rowe Price Moderate Allocation Portfolio (2)	1,045	*	—	*	1,045	—	*
TD Mutual Funds —TD U.S. Small-Cap Equity Fund (2)	34,502	*	—	*	34,502	—	*
T. Rowe Price U.S. Small-Cap Core Equity Trust (2)	285,032	1.2%	—	*	285,032	—	*
U.S. Small-Cap Stock Trust (2)	52,569	*	—	*	52,569	—	*
Minnesota Life Insurance Company (2)	12,988	*	—	*	12,988	—	*

	Shares of Common Stock Beneficially Owned Prior to Offering			Shares of Common Stock Underlying Warrants Beneficially Owned Prior to Offering			Shares of Common Stock Beneficially Owned After Offering
Name of Beneficial Owner	Number of Shares		Percentage of Shares Outstanding	Number of Shares	Percentage of Shares Upon Exercise of Warrants(1)	Maximum Number of Shares Maximum of Common Stock Offered	Number of Shares		Percentage of Shares
Costco 401(k) Retirement Plan(2)	55,367		*	—	*	55,367	—		*
MassMutual Select Funds—MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund(2)	14,144		*	—	*	14,144	—		*
T. Rowe Price Small-Cap Value Fund, Inc.(2)	617,050		2.6%	—	*	617,050	—		*
T. Rowe Price U.S. Small-Cap Value Equity Trust (2)	193,765		*	—	*	193,765	—		*
T. Rowe Price U.S. Equities Trust (2)	13,074		*	—	*	13,074	—		*
MassMutual Select Funds—MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund (2)	7,034		*	—	*	7,034	—		*
Act III and Affiliates
BJ’s Act III, LLC	375,000		1.6%	876,949	3.6%	1,251,949	—		*
SC 2018 Trust, LLC	150,280	(3)	*	—	*	—	N/A	(3)	*

*Less	than 1%.

(1)	The calculation of this percentage assumes the acquisition by such person of all shares that may be acquired upon exercise of the warrants to purchase shares of common stock.
(2)

Shares held by funds and accounts advised by T. Rowe Price Investment Management, Inc., acting as investment adviser or subadviser. The address for T. Rowe Price Investment Management, Inc. (“TRPIM”) and each of the listed shareholders is c/o T. Rowe Price Investment Management, Inc., 100 East Pratt Street, Baltimore, MD 21202. For purposes of reporting requirements under the Exchange Act, TRPIM may be deemed to be the beneficial owner of such securities; however, TRPIM expressly disclaims that it is, in fact, the beneficial owner of such securities. T. Rowe Price Investment Services, Inc., or TRPIS, a registered broker-dealer, is an affiliate of TRPIM. TRPIS was formed primarily for the limited purpose of acting as the principal underwriter and distributor of shares of the funds in the T. Rowe Price fund family and complements the other services provided to shareholders of the T. Rowe Price funds. TRPIS does not engage in underwriting or market-making activities involving individual securities. T. Rowe Investment Management, Inc. is a subsidiary of T. Rowe Price Group, Inc., which is a publicly-traded financial services holding company.

(3)	150,280 shares owned by SC 2018 Trust, LLC are not subject to this registration statement. See Schedule 13D filed on November 30, 2020 by BJ’s Act III, LLC and certain of its affiliates.

Relationship with BJ’s Act III, LLC

On May 1, 2020, we entered into a purchase agreement to sell an aggregate of 375,000 shares of common stock (the “Purchased Shares”) and a Warrant to purchase up to 875,000 shares of common stock (which was adjusted to 876,949 shares as a result of application of anti-dilution provisions contained therein) (the “Warrant”) to SC 2018 Trust, LLC (“SC LLC”), which transaction closed on May 5, 2020. Following the closing of such sale, SC LLC contributed the Purchased Shares and the Warrant to BJ’s Act III, LLC, a newly formed subsidiary of Act III Holdings, LLC, which is owned by SC LLC and other limited liability companies either controlled by Ronald M. Shaich or wholly owned by trusts established by Ronald M. Shaich (the “Contribution”).

In connection with the sale of the Purchased Shares and Warrant, on May 5, 2020, we entered into an Investor Rights Agreement (the “Original IRA”) with SC LLC. In connection with the Contribution, BJ’s Act III, LLC executed a joinder to the IRA. Effective November 24, 2020, the Company, SC LLC, and BJ’s Act III (as transferee of SC LLC) entered into an Amended and Restated Investor Rights Agreement (the “Amended IRA”) which revised certain terms of the Original IRA. The following is a summary of certain material provisions of the Amended IRA:

Board Observer. SC LLC, BJ’s Act III, LLC transferees who agree to become parties to the IRA (collectively, the “Investors”) have the right to designate one person (the “Observer”) to serve as an observer at meetings of the Board of Directors of the Company (the “Board”) and at meetings of the Governance and Nominating Committee of the Board (the “Nominating Committee”). The Observer must meet certain expertise and independence criteria and be reasonably acceptable to the Nominating Committee. The Investors shall not have the right to designate an Observer to the Board or the Nominating Committee during any period in which Keith Pascal or any replacement suggested by the Investors (a “Suggested Nominee” and, together with Mr. Pascal, an “Investor Approved Board Member”) is serving as a member of the Board or the Nominating Committee, respectively. The Nominating Committee shall have no obligation to nominate or appoint any Investor Approved Board Member to the Board. Investors’ right to designate an Observer shall terminate at such time as Investors fail to collectively beneficially own the lesser of 4.25% of the then outstanding common stock or rights convertible or exercisable into common stock (on an as-converted or exercised basis) or 187,500 shares of common stock (the “Ownership Threshold”).

Standstill. Until the later of three years following the date of the Original IRA, or at such time as the Investors no longer meet the Ownership Threshold, the Investors are prohibited from, among other things, (i) effecting a tender offer, merger or acquisition of the Company, (ii) soliciting proxies or seeking a director/management change in the Company, and (iii) acquiring securities, assets or indebtedness of the Company in connection with any of the actions described in clauses (i) and (ii) above (collectively, the “Standstill Provisions”); provided, however that if an Investor Approved Board Member is no longer serving as a member of the Board for reasons other than such person’s voluntary resignation, incapacity or death (and no Suggested Nominee is selected as an Investor Approved Board Member following such resignation, incapacity or death), the Standstill Provisions shall terminate on the earlier of three years following the Original IRA or at such time as the Investors no longer meet the Ownership Threshold.

Preemptive Rights. Until such time as the Investors no longer meet the Ownership Threshold, if the Company intends to issue new equity securities for cash to any person, then the Investors shall have the right to participate in such equity offering, subject to exceptions with respect to certain excluded securities and issuances.

Access to Information. Until such time as the Investors no longer meet the Ownership Threshold and subject to certain confidentiality obligations, the Investors shall have customary information rights under the Amended IRA, including the right to review Company records and have reasonable access to the Company’s facilities, books and records, and personnel.

In connection with the acquisition and ownership of our common stock, BJ’s Act III, LLC and its affiliates are subject to certain additional restrictions with respect to the common stock owned by them, including trading limits on our affiliates and preclearance requirements.

Additionally, Noah Elbogen, who is a partner of Act III Holdings, LLC, the parent company of BJ’s Act III, LLC, has since June 2014 served as, and is continuing to serve as, a director on the Board. His appointment and continuing service are independent of the Investors’ rights under the IRA.

PLAN OF DISTRIBUTION

We are registering the shares of our common stock, warrants to purchase common stock, and shares of common stock underlying such warrants (collectively, the “Securities”) to permit the resale of the Securities from time to time after the date of this prospectus supplement. We will not receive any of the proceeds from the sale by the selling shareholders of the Securities. We will bear all fees and expenses incident to our obligation to register the Securities.

The selling shareholders may sell all or a portion of the Securities beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Securities are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions (which may involve crosses or block transactions):

•	on the NASDAQ or any other national securities exchange or quotation service on which the Securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling shareholders also may resell all or a portion of the Securities in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

If the selling shareholders effect such transactions by selling Securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the Securities for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

The selling shareholders may pledge or grant a security interest in some or all of the Securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Securities from time to time pursuant to this prospectus supplement or any amendment to this prospectus supplement under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus supplement. The selling shareholders also may transfer and donate the Securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement.

The selling shareholders and any broker-dealer participating in the distribution of the Securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Securities is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the Securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Securities may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the Securities registered pursuant to the registration statement, of which this prospectus supplement forms a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the warrants and shares of common stock by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to such Securities.

We will pay all expenses of the registration of the Securities pursuant to this prospectus supplement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling shareholders will pay all underwriting discounts and selling commissions, if any, as well as certain legal fees above a negotiated amount and any stock transfer taxes.

Once sold under the registration statement, of which this prospectus supplement and the accompanying prospectus forms a part, the Securities will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF WARRANTS

The following summary of the terms of the warrants may not contain all of the information that is important to you and is qualified in its entirety by reference to the form of warrant and the provisions of applicable law. A copy of the form of included as Exhibit 10.7 to our Current Report on Form 8-K filed with the SEC on May 4, 2020, and is incorporated herein by reference. The warrant was amended by Amendment No. 1 thereto, dated November 24, 2020, included as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on November 30, 2020, and is incorporated herein by this reference.

The warrants are for the purchase of an aggregate of up to 876,949 shares of our common stock, which are referred to as the “warrant shares.” The warrant shares will be issued at an exercise price of $26.94 per share.

The warrants may be exercised pursuant to certain “net exercise” provisions specified in the form of warrant agreement. Pursuant to such provisions, in lieu of purchasing vested warrant shares for cash, the holder of a warrant may elect to pay no cash, in which case the number of shares of our common stock to be received upon exercise of the warrant will be reduced by the quotient of the aggregate exercise price of the underlying warrant shares and the current market price of our common stock, as specified in the form of warrant agreement.

The numbers and exercise price of warrant shares for which the warrant is exercisable are subject to adjustment for stock splits, stock dividends or similar transactions, as specified in the form of warrant agreement, including adjustment upon any (i) distribution payable in shares of common stock, or (ii) stock split, recapitalization, combination or similar transaction resulting outstanding shares converting into a larger or smaller number of shares of common stock. In such circumstances, the number and exercise price of the warrant shares in effect immediately prior to such event shall be proportionately adjusted, so that the holder of each warrant shall thereafter be entitled to receive, upon payment of the same aggregate exercise price as if the warrants had been exercised immediately prior to such event, the same aggregate number of warrant shares that such holder would have owned upon such exercise and been entitled to receive by virtue of such event.

If we distribute to shareholders evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security, then the exercise price of the warrant and the number of warrant shares issuable upon exercise shall be adjusted to account for the resulting dilution of value. Similarly, subject to customary exceptions, if we issue shares of common stock at a price less than the volume weighted average price immediately prior to such issuance, the exercise price and number of warrant shares shall be proportionally adjusted to account for the resulting dilution in value; provided, however, that such adjustment shall not result in the exercise price being below $20.00 per share.

No fractional shares of our common stock will be issued in connection with the exercise of the warrant, and we will pay cash in lieu of any such fractional interests. The warrant shares are subject to withholding upon issuance to the extent required by applicable law. No holder of warrants, as such, will be entitled to vote, receive dividends or be deemed to be a shareholder for any purpose, until the issuance of warrant shares pursuant to the terms of the warrant.

The warrants expire on May 4, 2025.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the Securities and Exchange Commission. Our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov.

We will furnish without charge to each person to whom a copy of this prospectus supplement is delivered, upon written or oral request, a copy of the information that has been incorporated into this prospectus supplement by reference but not delivered with the prospectus (except exhibits, unless they are specifically incorporated into this prospectus supplement by reference). You should direct any requests for copies to:

BJ’s Restaurants, Inc.

7755 Center Avenue, Suite 300

Huntington Beach, CA 92647

Attention: Shareholders’ Relations

Phone: (714) 500-2400

LEGAL MATTERS

Certain legal matters regarding the validity of the common stock and warrants offered hereby have been passed upon for us by Elkins Kalt Weintraub Reuben Gartside LLP, Los Angeles, California.

EXPERTS

The consolidated financial statements of BJ’s Restaurants, Inc. as of January 3, 2023 and December 28, 2021, and for each of the years then ended, and management’s assessment of the effectiveness of internal control over financial reporting as of January 3, 2023 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated statements of operations, shareholders’ equity and cash flows of BJ’s Restaurants, Inc. for the year ended December 29, 2020, appearing in BJ’s Restaurants, Inc.’s Annual Report (Form 10-K) for the year ended January 3, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have filed a registration statement with the SEC under the Securities Act. This prospectus supplement and the accompanying prospectus, which is a part of the registration statement, does not contain all the information contained in the registration statement; certain items are contained in exhibits to the registration statement, as permitted by the rules and regulations of the SEC. Statements that we make in this prospectus supplement about the content of any contract, agreement or other document are not necessarily complete. With respect to each document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matter involved, and each statement that we make is qualified in its entirety by such reference.

In particular, the contracts, agreements or other documents included as exhibits to the registration statement or incorporated by reference are intended to provide you with information regarding their terms and not to provide any other factual or disclosure information about us or the other parties to the documents. The documents contain representations and warranties by each of the parties to the applicable document. These representations and warranties have been made solely for the benefit of the other parties to the applicable document and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable document, which disclosures are not necessarily reflected in the document;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable document or such other date or dates as may be specified in the document and are subject to more recent developments.

We incorporate by reference in this prospectus supplement the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the termination of the offering under this prospectus supplement. Any statement in a document incorporated by reference in this prospectus supplement will be deemed to be modified or superseded to the extent a statement contained in this prospectus supplement or any subsequently filed document that is incorporated by reference in this prospectus supplement modifies or supersedes such statement. However, any information contained herein shall modify or supersede information contained in documents we filed with the SEC before the date of this prospectus supplement.

We incorporate by reference in this prospectus supplement the documents set forth below that have been previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended January 3, 2023 filed with the SEC on February 28, 2023;

•	our Current Report on Form 8-K filed with the SEC on February 16, 2023 (excluding Items 2.02 and 9.01);

•	all other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to above; and

•

the description of our common stock which is contained in its Registration Statement on Form 8-A filed September 24, 1996 (File No. 000-21423) pursuant to Section 12(g) of the Exchange Act. and any amendments or reports filed for the purposes of updating the description therein, including the description of our capital stock filed as Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended January 3, 2023.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual, quarterly or periodic report to shareholders or document that is not deemed filed under such provisions.

PROSPECTUS

BJ’S RESTAURANTS, INC.

Common Stock

Preferred Stock

Warrants

Depositary Shares

Units

We, BJ’s Restaurants, Inc., may, from time to time, offer and sell in one or more offerings:

•	Shares of our common stock;

•

Shares of preferred stock, in one or more series, which may be convertible or exchangeable for our common stock and may be issued in the form of depositary receipts representing a fraction of a share of preferred stock;

•	Warrants to purchase any of the other securities that we may offer and sell under this prospectus;

•	Any combination of these securities, individually or as units.

This prospectus describes some of the general terms that may apply to the offering of securities covered by this prospectus. The specific terms of any securities to be offered, and any other information relating to a specific offering of securities, will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part or in a supplement to this prospectus or a free writing prospectus, or may be set forth in one or more documents incorporated by reference into this prospectus.

We may offer and sell our securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. In connection with an offering of securities hereunder, we will disclose the specific terms of the plan of distribution of such securities in the manner described above.

Our common stock is listed on The NASDAQ Global Select Market under the ticker symbol “BJRI.”

You should read this entire prospectus, the documents that are incorporated by reference into this prospectus and any prospectus supplement carefully before you invest in our securities.

Investing in our securities involves certain risks. Please see “Risk Factors” on page 3 and other information included and incorporated by reference in this prospectus, and in any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or applicable prospectus supplement, for a discussion of the factors that you should carefully consider before deciding to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 20, 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, utilizing a “shelf” registration process. Under this shelf registration process, we may sell different types of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell securities, we may provide a prospectus supplement that contain specific information about the nature and terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information identified under the headings “Incorporation of Certain Documents By Reference” and “Where You Can Find More Information” before making your investment decision.

This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities covered by this prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not lawfully be made.

In this prospectus, references (i) to the “company,” “BJ’s,” “we,” “us” and “our” are to BJ’s Restaurants, Inc., a California corporation, and its operating subsidiaries and (ii) to an applicable prospectus supplement may also refer to a free writing prospectus, in each case unless the context requires otherwise.

We have not authorized any underwriter, dealer, salesperson or any other person to provide you with different or additional information to that contained or incorporated by reference in this prospectus or any applicable prospectus supplement prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or the documents incorporated by reference into this prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

THE COMPANY

BJ’s Restaurants is a leading casual dining restaurant brand differentiated by a high-quality, varied menu with compelling value, a dining experience that offers our customers (referred to as “guests”) best-in-class service, hospitality and enjoyment, in a high-energy, welcoming and approachable atmosphere. BJ’s is a national restaurant chain that, as of February 27, 2023, owns and operates 216 restaurants located in 30 states.

The first BJ’s restaurant opened in 1978 in Orange County, California, and was a small sit-down pizzeria that featured Chicago style deep-dish pizza with a unique California twist. In 1996, we introduced our proprietary craft beers and expanded the BJ’s concept to a full-service, high-energy casual dining restaurant when we opened our first large format restaurant with an on-site brewing operation in Brea, California. Today our restaurants feature a broad menu with over 100 menu items designed to offer something for everyone including: slow roasted entrees such as prime rib, EnLIGHTened Entrees® such as our Cherry Chipotle Glazed Salmon, our original signature deep-dish pizza, the world-famous Pizookie® dessert, and our award-winning BJ’s craft beers. Our craft beer is produced at five in-house brewing facilities and by independent third-party brewers using our proprietary recipes.

We were incorporated in California in 1991. Our principal executive offices are located at 7755 Center Avenue, Suite 300, Huntington Beach, California 92647, and our telephone number is (714) 500-2400.

Our website is www.bjsrestaurants.com The information on our website is not part of this prospectus or any applicable prospectus supplement.

RISK FACTORS

An investment in our securities involves risk. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus and any applicable prospectus supplement, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K for the fiscal year ended January 3, 2023, filed with the SEC on February 28, 2023, and as updated by our Quarterly Reports on Form 10-Q and our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The risks described in such reports are not the only ones we face. Our operations could also be impaired by additional risks and uncertainties. If any of these risks and uncertainties develop into actual events, our business, financial condition and results of operations could be materially and adversely affected, which might cause you to lose all or part of your investment in the offered securities. Additional risks may be included in a prospectus supplement relating to a particular offering of securities.

CAUTIONARY STATEMENT CONCERNING

FORWARD LOOKING STATEMENTS

Certain matters discussed in this prospectus and in other public disclosures, both written and oral, may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. Words or phrases such as “believe,” “plan,” “will likely result,” “expect,” “intend,” “will continue,” “is anticipated,” “estimate,” “project,” “may,” “could,” “would,” “should” and similar expressions used in this prospectus or in any applicable supplement that do not relate to historical facts are intended to identify forward-looking statements.

The forward-looking statements in this prospectus or incorporated into this prospectus or in any applicable prospectus supplement by reference are not representations or guarantees of future performance and involve certain risks, uncertainties and assumptions. Many of such factors are beyond our control and are difficult to predict. As a result, our future actions, financial position, results of operations and the market price for our securities could differ materially from those expressed in any forward-looking statements. Readers are therefore cautioned not to place undue reliance on forward-looking statements. Such forward-looking statements speak only as of the date of this prospectus or, in the case of any prospectus supplement or document incorporated by reference, as of the date of that prospectus supplement or document. We also do not intend to publicly update any forward-looking statements that may be made from time to time by us or on our behalf, whether as a result of new information, future events or otherwise, except as required by law and we expressly disclaim any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

USE OF PROCEEDS

Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from any offering of securities by us for general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

The following description sets forth certain general terms and provisions of the common stock and preferred stock to which any prospectus supplement may relate.

In this “Description of Capital Stock” section, when we refer to “we,” “us” or “our” or when we otherwise refer to ourselves, we mean BJ’s Restaurants, Inc., excluding, unless otherwise expressly stated or the context requires, our subsidiaries.

The following description summarizes important terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you. This description is in all respects subject to and qualified in its entirety by reference to: (i)  our Amended and Restated Articles of Incorporation, which is filed as Exhibit 3.1 to our Form 10-K for the year ended January 2, 2018, as amended by the Certificates of Amendment filed as Exhibit 3.3 of our Form 10-K for the year ended January 2, 2005, and Exhibit 3.4 of our Form 10-K for the year ended December 28, 2010, and (ii) our Bylaws, as amended and restated, which is filed as Exhibit 3.1 to our Form 8-K filed on August 14, 2020, (iii) any certificate of determination relating to each series of preferred stock, which will be filed with the SEC in connection with an offering of such series of preferred stock and (iv) the relevant portions of the California General Corporation Law (“CGCL”).

Our authorized capital stock consists of 125,000,000 shares of common stock, no par value, and 5,000,000 shares of preferred stock, no par value.

Common Stock

General. As of March 17, 2023, 23,529,573 shares of our common stock were outstanding.

Dividends. Subject to any preferential rights of any outstanding shares of preferred stock, holders of shares of common stock are entitled to receive dividends on the stock out of assets legally available for distribution when, as and if authorized and declared by our board of directors. The payment of dividends on the common stock is a business decision to be made by our Board of Directors from time to time based upon results of our operations and our financial condition and any other factors as our Board of Directors considers relevant. Payment of dividends on the common stock may be restricted by loan agreements, indentures and other transactions entered into by us from time to time.

Voting Rights. The holders of shares of common stock are entitled to one vote for each share on all matters voted on by shareholders, and possess all voting power, except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of our preferred stock. Provided a quorum has been properly established in accordance with our bylaws, the holders of a plurality of shares of common stock voting for the election of our directors can elect all of the directors, if they choose to do so, subject to any rights of the holders of preferred stock to elect directors. Shareholders are entitled to cumulate their votes in the election of directors (i.e., they are entitled to the number of votes determined by multiplying the number of shares held by them times the number of directors to be elected) and may cast all of their votes so determined for one person, or spread their votes among two or more persons as they see fit.

Our board of directors has adopted a majority voting policy which provides for majority voting for directors in uncontested elections. Under our majority voting policy, which is part of our Corporate Governance Guidelines, a director nominee must receive more “For” votes than “Withhold” votes. Abstentions will have no effect on the director election since only “For” and “Withhold” votes with respect to a nominee will be counted. Any incumbent director nominee who receives a greater number of “Withhold” votes than “For” votes with respect to his or her election is required to tender his or her resignation within 15 days of the final vote. Our board of directors, within 90 days of receiving the certified voting results pertaining to the election, will decide whether to accept the resignation of any unsuccessful incumbent, or whether other action should be taken, through a process managed by the Governance and Nominating Committee of our board of directors.

Subject to the rights of any outstanding series of preferred stock and except as otherwise required by law or pursuant to the listing standards of the exchange on which our securities are listed, in all matters other than the election of directors, a merger, consolidation or sale of all or substantially all of our assets, or an amendment of our bylaws or certain provisions of our articles of incorporation, the affirmative vote of the holders of a majority of shares of common stock present in person or represented by proxy at a meeting of shareholders and entitled to vote on the subject matter is required for approval, provided a quorum is established.

Pursuant to the CGCL, the affirmative vote of the holders of a majority of the shares of our outstanding capital stock entitled to vote on a merger, consolidation or sale of all or substantially all of our assets is required for approval of such events. An amendment of our bylaws (to the extent submitted to shareholders for approval) or an amendment of our Articles of Incorporation also requires the affirmative vote of the holders of a majority of the shares of our outstanding capital stock entitled to vote.

Liquidation Rights. Subject to any preferential rights of any series of preferred stock, holders of shares of common stock are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up.

Absence of Other Rights. Holders of common stock have no preferential, preemptive, conversion or exchange rights.

Preferred Stock

As of the date of this prospectus, 5,000,000 shares of undesignated preferred stock are authorized, none of which are outstanding. The board of directors has the authority, without further action by the shareholders, to issue from time to time the undesignated preferred stock in one or more series and to fix the number of shares, designations, preferences, powers, and relative, participating, optional, or other special rights and the qualifications or restrictions thereof. The preferences, powers, rights, and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions, purchase funds, and other matters. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock or adversely affect the rights and powers, including voting rights, of the holders of our common stock and may have the effect of delaying, deferring or preventing a change in control of our company.

Certain Anti-takeover Effects

General. Our articles of incorporation, our bylaws and the CGCL contain certain provisions that could (1) delay or make more difficult some transactions involving an actual or potential change of control of our company, (2) may limit the ability of shareholders to remove current directors or management or approve a transaction that a majority of our shareholders may deem to be in their best interests and, (3) could adversely affect the price of our securities. Set forth below is a description of the provisions contained in our articles of incorporation and bylaws and the CGCL that could impede or delay an acquisition of control of our company that our board of directors has not approved. This description is intended as a summary only and is qualified in its entirety by reference to our articles of incorporation and bylaws, as well as the CGCL.

Anti-Takeover Provisions. Section 1203 of the CGCL includes provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or management of our company. First, if an “interested person” makes an offer to purchase the shares of some or all of our shareholders, we must obtain an affirmative opinion in writing as to the fairness of the offering price prior to completing the transaction. California law considers a person to be an “interested person” if the person directly or indirectly controls our company, if the person is directly or indirectly controlled by one of our officers or directors, or if the person is an entity in which one of our officers or directors holds a material financial interest. If after receiving an offer from such an “interested person” we receive a subsequent offer from a neutral third party, then we must notify our shareholders of this offer and afford each of them the opportunity to withdraw their consent to the “interested person” offer.

Section 1203 and other provisions of California law could make it more difficult for a third party to acquire a majority of our outstanding voting stock, by discouraging a hostile bid, or delaying, preventing or deterring a merger, acquisition or tender offer in which our shareholders could receive a premium for their shares, or effect a proxy contest for control of our company or other changes in our management.

Shareholder Action; Advance Notice Requirements for Shareholder Proposals and Director Nominations. Our bylaws establish an advance notice procedure for shareholder proposals to be brought before an annual meeting of shareholders, including proposed nominations of persons for election to the board of directors. Shareholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a shareholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the shareholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next shareholder meeting shareholder actions that are favored by the holders of a majority of our outstanding voting securities.

Shareholder Rights Plans. Our board of directors has the authority to adopt a shareholder rights plan, rights agreement or any other form of distribution to shareholders which is designed to or has the effect of making an acquisition of large holdings of our shares of common stock more difficult or expensive.

Limitations on Liability and Indemnification of Directors and Officers

Our articles of incorporation and bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the CGCL.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

NASDAQ Global Select Market

Our common stock is listed on The NASDAQ Global Select Market under the symbol “BJRI.”

DESCRIPTION OF WARRANTS

We may issue warrants to purchase any combination of our common stock, preferred stock or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement.

The applicable prospectus supplement will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The applicable prospectus supplement will include some or all of the following terms:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•

the designation, number and terms of the common stock, preferred stock or other securities purchasable upon exercise of the warrants, and procedures by which the number of securities purchasable may be adjusted, if any;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable, if ever;

•	any minimum or maximum amount of warrants that may be exercised at any one time; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer fractional shares of preferred stock, rather than single shares of preferred stock (to be set forth in the prospectus supplement relating to a particular series of preferred stock). In the event we elect to do so, depositary receipts evidencing depositary shares will be issued.

This description of the terms of depositary shares sets forth certain general terms and provisions of depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those depositary shares will be described in the prospectus supplement relating to those depositary shares. Accordingly, for a description of the terms of a particular issue of depositary shares, reference must be made to both the prospectus supplement relating thereto and this description.

The shares of any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and one or more depositaries selected by us. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement.

The applicable prospectus supplement will include specific terms relating to the offering. We will file the form of any deposit agreement with the SEC, and you should read the deposit agreement for provisions that may be important to you.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units comprised of two or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The applicable prospectus supplement will describe:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

The unit agreement, together with the terms of the underlying securities, will be filed with the SEC in connection with the offering of the specific units. You should read such filings for provisions that may be important to you.

PLAN OF DISTRIBUTION

We may sell securities offered hereby from time to time in one or more transactions, including without limitation:

•	directly to one or more purchasers;

•	through agents;

•	in “at the market offerings” as defined in Rule 415(a)(4) under the Securities Act, into an existing trading market, or a securities exchange or otherwise;

•	to or through underwriters, brokers or dealers; or

•	through a combination of any of these methods.

A distribution of securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options. In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

•

enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of shares of our common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of our common stock received from us to close out its short positions;

•	sell securities short and redeliver such shares to close out our short positions; or

•	enter into option or other types of transactions that require us to deliver to a broker-dealer or an affiliate thereof, who will then resell or transfer securities under this prospectus.

We may sell our securities in and outside the United States through underwriters or dealers, directly to purchasers, including our affiliates, through agents, or through a combination of any of these methods.

The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•	the terms of the securities to which such prospectus supplement relates;

•	the name or names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any delayed delivery arrangements;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any commissions paid to dealers or agents;

•	the terms of any arrangement entered into with any dealer or agent; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

Underwriters named in the prospectus supplement, if any, are only underwriters of the securities offered with the prospectus supplement.

Sales Directly to Purchasers. We may enter into agreements directly with one or more purchasers. Such agreements may provide for the sale of securities at a fixed price, based on the market price of the securities or otherwise.

Use of Underwriters and Agents. If underwriters are used in the sale of securities, they will acquire the securities for their own account and may resell them from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

Securities may be sold directly to or through agents from time to time. Any agent involved in the offering and sale of securities will be named and any commissions paid to the agent will be described in a prospectus supplement. Unless the applicable prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment. Agents or underwriters may be authorized to solicit offers by certain types of institutional investors to purchase securities at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions paid for solicitation of these contracts will be described in the applicable prospectus supplement.

We may engage in “at the market” offerings only of our common stock. An “at the market” offering is defined in Rule 415(a)(4) under the Securities Act, as an offering of equity securities into an existing trading market for outstanding shares of the same class at other than a fixed price.

Deemed Underwriters. In connection with the sale of the securities offered with this prospectus, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they may act as agents, in the form of discounts, concessions or commissions. The underwriters, dealers or agents which participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions received by them and any profit on the resale of the securities received by them may be deemed to be underwriting discounts and commissions under the Securities Act. Anyone deemed to be an underwriter under the Securities Act may be subject to statutory liabilities, including Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Derivative Transactions. We may enter into derivative or hedging transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions from time to time. If the applicable prospectus supplement indicates, in connection with those derivative transactions, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or any securityholder or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. The third parties (or affiliates of such third parties) in such sale transactions by us will be underwriters and will be identified in an applicable prospectus supplement (or a post-effective amendment). We may also sell securities under this prospectus upon the exercise of rights that may be issued to our securityholders. We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

Indemnification and Other Relationships. We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Listing of Securities. Except as indicated in the applicable prospectus supplement, the securities are not expected to be listed on a securities exchange or market, except for the common stock, which is listed on The NASDAQ Global Select Market, and any underwriters or dealers will not be obligated to make a market in the securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the Securities and Exchange Commission. Our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov.

We will furnish without charge to each person to whom a copy of this prospectus is delivered, upon request, a copy of the information that has been incorporated into this prospectus by reference but not delivered with the prospectus (except exhibits, unless they are specifically incorporated into this prospectus by reference). You should direct any requests for copies to:

BJ’s Restaurants, Inc.

7755 Center Avenue, Suite 300

Huntington Beach, CA 92647

Attention: Shareholders’ Relations

Phone: (714) 500-2400

LEGAL MATTERS

In connection with particular offerings of our securities in the future, and unless otherwise indicated in the applicable prospectus supplement, the validity of those securities will be passed upon for us by Elkins Kalt Weintraub Reuben Gartside LLP, Los Angeles, California. Additional legal matters may be passed on for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of BJ’s Restaurants, Inc. as of January 3, 2023 and December 28, 2021, and for each of the years then ended, and management’s assessment of the effectiveness of internal control over financial reporting as of January 3, 2023 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated statements of operations, shareholders’ equity and cash flows of BJ’s Restaurants, Inc. for the year ended December 29, 2020, appearing in BJ’s Restaurants, Inc.’s Annual Report (Form 10-K) for the year ended January 3, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have filed a registration statement with the SEC under the Securities Act. This prospectus, which is a part of the registration statement, does not contain all the information contained in the registration statement; certain items are contained in exhibits to the registration statement, as permitted by the rules and regulations of the SEC. Statements that we make in this prospectus about the content of any contract, agreement or other document are not necessarily complete. With respect to each document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matter involved, and each statement that we make is qualified in its entirety by such reference.

In particular, the contracts, agreements or other documents included as exhibits to this registration statement or incorporated by reference are intended to provide you with information regarding their terms and not to provide any other factual or disclosure information about us or the other parties to the documents. The documents contain representations and warranties by each of the parties to the applicable document. These representations and warranties have been made solely for the benefit of the other parties to the applicable document and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable document, which disclosures are not necessarily reflected in the document;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable document or such other date or dates as may be specified in the document and are subject to more recent developments.

We incorporate by reference in this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the termination of the offering under this prospectus and any applicable prospectus supplement. Any statement in a document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus or any subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such statement. However, any information contained herein shall modify or supersede information contained in documents we filed with the SEC before the date of this prospectus.

We incorporate by reference in this prospectus the documents set forth below that have been previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended January 3, 2023 filed with the SEC on February 28, 2023;

•	our Current Report on Form 8-K filed with the SEC on February 16, 2023 (excluding Items 2.02 and 9.01);

•	all other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to above; and

•

the description of our common stock which is contained in its Registration Statement on Form 8-A filed September 24, 1996 (File No. 000-21423) pursuant to Section 12(g) of the Exchange Act, and any amendments or reports filed for the purposes of updating the description therein, including the description of our capital stock filed as Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended January 3, 2023.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual, quarterly or periodic report to stockholders or document that is not deemed filed under such provisions. For purposes of this registration statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this registration statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.